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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 12, 2006

MarketAxess Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

140 Broadway, 42nd Floor
New York, New York 10005

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: OFFER LETTER
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     On September 12, 2006, MarketAxess Holdings Inc. (the “Company”) announced the appointment of T. Kelley Millet, 46, as its President. The press release announcing Mr. Millet’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.
     The principal terms of Mr. Millet’s employment are described in the Company’s offer letter, which was accepted by Mr. Millet on August 21, 2006. Pursuant to the terms of the offer letter, Mr. Millet will receive a base salary of $300,000 annually and will be eligible to receive annual bonuses subject to, and in accordance with, the MarketAxess Holdings Inc. 2004 Annual Performance Incentive Plan. The offer letter further provides that Mr. Millet is guaranteed bonuses of $200,000 and $500,000 for the years ending December 31, 2006 and December 31, 2007, respectively.
     The offer letter also provides that if Mr. Millet resigns for Good Reason (as defined in the offer letter) or is terminated by the Company without Cause (as defined in the offer letter), then subject to his execution of a waiver and general release, he will (i) continue to receive his base salary for six months after termination, (ii) be paid a bonus equal to either his guaranteed bonus for 2007 if termination occurs prior to December 31, 2007, or the average of the annual full year cash bonuses he received for up to three completed calendar years prior to termination if termination occurs after December 31, 2007 (the “3-year Average Bonus”) pro rated based on number of days employed in the calendar year of termination, and (iii) be entitled to elect to continue his and his dependents’ coverage under the Company’s health plans for up to six months. However, if Mr. Millet resigns for Good Reason within three months prior to, or within 18 months after, a change in control of the Company, then the 3-year Average Bonus, if applicable, will not be pro rated and he will be entitled to elect to continue his and his dependents’ coverage under the Company’s health plans for up to 12 months.
     The foregoing description of the offer letter is only a summary and is qualified in its entirety by reference to the offer letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.
     Mr. Millet also entered into the Company’s standard form of Proprietary Information and Non-Competition Agreement.
     Prior to joining the Company, Mr. Millet was Senior Managing Director, Co-Head of Global Credit Trading at Bear Stearns & Co. Inc., responsible for origination, syndication, cash, derivatives and flow trading for the investment grade and emerging markets business, as well as high-yield derivatives. Mr. Millet was integral in merging the cash and credit default swaps business on a global basis and was a member of the fixed-income management committee at Bear Stearns from February 2001 to January 2006. From 1982 until February 2001, Mr. Millet was employed by J.P. Morgan & Co. in a series of positions of increasing responsibility, most recently as Global Head, Capital Markets and Syndicate. Mr. Millet received a B.A. in Economics from Amherst College.
     There were no arrangements or understandings between Mr. Millet and any other persons pursuant to which Mr. Millet was selected or nominated as an officer of the Company. Mr. Millet does not have a family relationship with any director or executive officer of the Company. Other than as disclosed herein, there were no transactions since the beginning of the Company’s last fiscal year between the Company and Mr. Millet.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:
10.1	Offer Letter dated August 21, 2006 between the Company and T. Kelley Millet.

99.1	Press Release entitled “MarketAxess Names T. Kelley Millet, Former Bear Stearns Co-Head of Global Credit Trading, as President” issued by MarketAxess Holdings Inc. on September 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: September 12, 2006	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

10.1	Offer Letter dated August 21, 2006 between the Company and T. Kelley Millet.

99.1	Press Release entitled “MarketAxess Names T. Kelley Millet, Former Bear Stearns Co-Head of Global Credit Trading, as President” issued by MarketAxess Holdings Inc. on September 12, 2006.

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